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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HOSPITALITY PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HOSPITALITY PROPERTIES TRUST Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2012

To the Shareholders of Hospitality Properties Trust:

         Notice is hereby given that the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m., local time, on Wednesday, May 9, 2012, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 for the following purposes:

  1.
  To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group II ("proposal 1").

  2.
  To elect the nominee named in our proxy statement to our Board of Trustees as the Managing Trustee in Group II ("proposal 2").

  3.
  To consider and vote upon a proposal to adopt the Hospitality Properties Trust 2012 Equity Compensation Plan ("proposal 3").

  4.
  To hold an advisory vote relating to our executive compensation ("proposal 4").

  5.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 ("proposal 5").

  6.
  To consider and vote upon a shareholder proposal, if properly presented at the meeting ("proposal 6").

  7.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

         OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSALS 1 AND 2, "FOR" PROPOSALS 3, 4 AND 5 AND "AGAINST" PROPOSAL 6.

         We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll-free, at (877) 825-8971.

         Shareholders of record at the close of business on February 17, 2012, are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

         Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. You may also authorize a proxy to vote your shares over the internet or by telephone by following the instructions on that website. In order to vote over the internet or by telephone you must have your shareholder identification number, which is set forth in the Notice Regarding the Availability of Proxy Materials mailed to you. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may also request a paper proxy card to submit your vote by mail. If you attend the meeting and vote in person, that vote will revoke any proxy you previously submitted. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting. Whether or not you plan to attend the meeting, please read the proxy statement and complete or authorize a proxy for your shares as soon as possible. Your vote is important, no matter how many or how few shares you own.

By Order of the Board of Trustees,
Jennifer B. Clark, Secretary

Newton, Massachusetts
February 29, 2012

HOSPITALITY PROPERTIES TRUST
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To be held at 9:30 a.m. on Wednesday, May 9, 2012
at
Two Newton Place
255 Washington Street, Suite 100
Newton, Massachusetts 02458

INTRODUCTION

        A notice of the annual meeting of shareholders of Hospitality Properties Trust, a Maryland real estate investment trust, or the Company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2011, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about February 29, 2012.

        The annual meeting record date is February 17, 2012. Only shareholders of record at the close of business on February 17, 2012, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 123,521,535 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the New York Stock Exchange, or NYSE. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting, except that the shareholders entitled to vote at the meeting may adjourn the meeting if less than a quorum is present at the meeting. The presence, in person or by proxy, of holders of common shares entitled to cast a majority of all votes entitled to be cast at such meeting shall constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our bylaws, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The affirmative vote of a majority of the votes cast will be necessary to elect the nominees for Trustee described in proposals 1 and 2, to approve the Hospitality Properties Trust 2012 Equity Compensation Plan in proposal 3, to approve the resolution regarding named executive officer compensation described in proposal 4 and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm in proposal 5. For purposes of satisfying NYSE Rule 312.07, or the NYSE Shareholder Approval Rule, which sets forth the vote required under the NYSE listing standards for shareholder approval of a new equity compensation plan, the total votes cast on proposal 3 also must represent greater than 50% of all shares entitled to vote on the proposal. The affirmative vote of 75% of our outstanding common shares is required for the approval of the shareholder proposal described in proposal 6. Proposals 4, 5 and 6 are nonbinding shareholder advisory votes and, if approved, would serve only as recommendations to our Board. Under Maryland law and our declaration of trust, an amendment making the changes contemplated by proposal 6 must first be approved by at least two-thirds (2/3) of our Trustees and then approved by the affirmative vote of the holders of at least two-thirds (2/3) of the total number of our outstanding common shares at a subsequent shareholder meeting.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominees for Trustee in proposals 1 and 2, "FOR" proposals 3, 4, and 5 and "AGAINST" the shareholder proposal in proposal 6.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability mailed to them, or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. Eastern time on Tuesday, May 8, 2012.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Broker non-votes and abstentions will have the effect of a vote against proposal 6 and will have no effect on the outcome of proposals 1, 2, 4 and 5. For purposes of the NYSE Shareholder Approval Rule, we understand that under NYSE policy broker non-votes with respect to proposal 3 will not count as a "vote cast" and, if the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal, broker non-votes will have no effect on the outcome of proposal 3. For purposes of the NYSE Shareholder Approval Rule, we understand that under NYSE policy abstentions will be treated as "votes cast" and, thus, will have the effect of a vote against proposal 3. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies that have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll-Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, by authorizing at a later date a proxy to vote his or her common shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. Eastern time on May 8, 2012. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSALS 1 AND 2
ELECTION OF TRUSTEES

        The number of our Trustees is fixed at five, and our Board is divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are Bruce M. Gans, M.D. and Adam D. Portnoy in Group II with a term of office expiring at the meeting to which this proxy statement relates, William A. Lamkin in Group III with a term of office expiring at our 2013 annual meeting of shareholders and Barry M. Portnoy and John L. Harrington in Group I with a term of office expiring at our 2014 annual meeting of shareholders. The term of the Group II Trustees elected at the meeting to which this proxy statement relates will expire at our 2015 annual meeting of shareholders.

        Our Trustees are also categorized as Independent Trustees or Managing Trustees. Our Board is composed of three Independent Trustees and two Managing Trustees. Our Independent Trustees are

not employees or affiliates, as such term is defined in our declaration of trust and our bylaws, of Reit Management & Research LLC, or RMR, our manager, are not officers of ours or involved in our day to day activities and are persons who qualify as independent under our declaration of trust, our bylaws and the applicable rules of the NYSE and the Securities and Exchange Commission, or SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Dr. Gans and Messrs. Harrington and Lamkin are our Independent Trustees, and Messrs. Adam Portnoy and Barry Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears elsewhere in this proxy statement.

PROPOSAL 1: ELECTION OF ONE INDEPENDENT TRUSTEE

        Our Board has nominated Dr. Bruce M. Gans for election as the Independent Trustee in Group II, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Trustee in Group II elected at the meeting will expire at our 2015 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Dr. Gans, except to the extent that properly completed proxies indicate that the votes should not be so cast.

        Dr. Gans has agreed to serve as the Independent Trustee in Group II if elected. If, however, Dr. Gans becomes unable or unwilling to accept election to our Board, the proxies will be voted for the election of a substitute nominee designated by our Board. Our Board has no reason to believe that Dr. Gans will be unable or unwilling to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Dr. Gans as the Independent Trustee in Group II.

        Our Board recommends you vote "FOR" the election of Dr. Gans as the Independent Trustee in Group II.

PROPOSAL 2: ELECTION OF ONE MANAGING TRUSTEE

        Our Board has nominated Mr. Adam D. Portnoy for election as the Managing Trustee in Group II, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Managing Trustee in Group II elected at the meeting will expire at our 2015 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Adam D. Portnoy, except to the extent that properly completed proxies indicate that the votes should not be so cast.

        Mr. Adam D. Portnoy has agreed to serve as the Managing Trustee in Group II if elected. If, however, Mr. Adam D. Portnoy becomes unable or unwilling to accept election to our Board, the proxies will be voted for the election of a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Adam D. Portnoy will be unable or unwilling to serve.

        The affirmative vote of a majority of the votes cast will be necessary to elect Mr. Adam D. Portnoy as the Managing Trustee in Group II.

        Our Board recommends you vote "FOR" the election of Mr. Adam D. Portnoy as the Managing Trustee in Group II.

 PROPOSAL 3
ADOPTION OF THE HOSPITALITY PROPERTIES TRUST
2012 EQUITY COMPENSATION PLAN

        Our 2003 Incentive Share Award Plan, or the 2003 Plan, became effective on May 30, 2003, and is scheduled to expire on May 30, 2013. In order to replace the 2003 Plan, on February 27, 2012, our Board approved, subject to shareholder approval, the Hospitality Properties Trust 2012 Equity Compensation Plan, or the 2012 Plan, in the form attached to this proxy statement as Appendix A. The 2012 Plan is intended to replace the 2003 Plan as the plan under which we grant equity awards to meet our objective of compensating and rewarding our officers and Trustees, employees of our manager, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. In particular, the 2012 Plan will:

  •
  reserve for issuance a total of 3,000,000 of our common shares for new awards; and

  •
  permit us to continue to grant awards of our common shares through the tenth anniversary of the date of this annual meeting of shareholders.

        In considering and approving the 2012 Plan, our Board determined that the number of common shares to be reserved for issuance under the 2012 Plan can be expected to allow us to continue our historical equity compensation practices through the ten year term of the 2012 Plan. If the 2012 Plan is approved by our shareholders, it will replace the 2003 Plan, as well as our older 1995 Incentive Share Award Plan, and no new awards will be made under those plans. If the 2012 Plan is not approved by our shareholders, we will continue to use the 2003 Plan, as well as the 1995 Incentive Share Award Plan, until all available common shares under those plans are exhausted or until the terms of such plans expire.

Principal Reasons for Adoption of the 2012 Plan

        Permit Grants Through 2022.    The terms of the 2003 Plan and 1995 Incentive Share Award Plan will each expire on May 30, 2013, following which, absent approval of the 2012 Plan, we will no longer have an equity compensation plan to enable us to accomplish our compensation objectives. Shareholder approval of the 2012 Plan will permit us to use that plan to satisfy our equity compensation needs through the tenth anniversary of the 2012 annual meeting.

        Reservation of Additional Common Shares.    Under the 2003 Plan and the 1995 Incentive Share Award Plan, there are currently a combined 2,437,022 common shares available for issuance pursuant to new awards. If the 2012 Plan is approved by our shareholders, we will have reserved 3,000,000 common shares for issuance pursuant to new awards. Based on past practices, our Board has determined that the common shares reserved for issuance under the 2012 Plan can be expected to permit us to meet our compensation needs for the grant of equity awards during the ten year term of the 2012 Plan. If the 2012 Plan is not approved by our shareholders, we will only be able to utilize the remaining 2,437,022 common shares available under the 2003 Plan until its expiration on May 30, 2013 to achieve our compensation objectives.

Description of Material Terms of the 2012 Plan

        The following description of the material terms of the 2012 Plan is qualified in its entirety by the terms of the plan document, which is attached hereto as Appendix A.

        Administration.    The 2012 Plan will be administered by our Board or, in the discretion of our Board, a committee designated by our Board and composed of at least two members of our Board. Each member of any committee administering the 2012 Plan is required to qualify as a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Our Board or a committee thereof has the authority to administer the 2012 Plan, including the authority to interpret the plan, to make awards thereunder (and determine the terms of such awards), to adopt and approve from time to time the forms of award agreements under the plan, to make adjustments to awards in response to changes in applicable laws, regulations or accounting principles and to prescribe, amend and rescind rules and regulations relating to the plan.

        Awards.    The 2012 Plan permits discretionary grants of awards of or with respect to our common shares, which will be subject to such terms and conditions as our Board or a committee may determine, which may include, without limitation, terms with respect to vesting, forfeiture, repurchase and transfer restrictions, typically based on continued employment. If it determines to do so, our Board or the designated committee may grant shares under this Plan that are not subject to vesting, forfeiture, repurchase and transfer restrictions.

        Participants.    The 2012 Plan permits awards to be made to our officers and Trustees, employees of our manager, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. Actual participants are determined by our Board or a committee thereof in its discretion.

        Amendment and Termination.    The 2012 Plan may be amended or terminated by our Board, subject to shareholder approval where required by law or applicable listing requirements. Our Board may not amend or terminate the terms of an outstanding award or the plan so as to adversely affect a participant's rights, without the participant's consent. The 2012 Plan will, unless terminated earlier by our Board, terminate on the tenth anniversary of the date of the 2012 annual meeting of shareholders. However, awards granted before the termination of the 2012 Plan may extend beyond that date in accordance with their terms.

        Common Shares Available.    The maximum number of common shares that may be granted under the 2012 Plan is 3,000,000, subject to adjustment for certain transactions as set forth in the plan. If any common shares subject to an award are forfeited, cancelled, repurchased or surrendered, the shares with respect to such award will, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the plan. The number of common shares reserved for issuance under the 2012 Plan and the awards made under the plan are generally subject to adjustment by our Board upon the occurrence of any stock dividend or similar distribution, stock split or combination of shares, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, extraordinary cash dividend or other similar transaction or event. No Trustee or officer of the Company may be granted more than 1,000,000 shares under the share award plan after the plan's effective date.

        On February 28, 2012, the last reported sale price of our common shares on the NYSE Composite Transactions reports was $25.07 per share.

New Plan Benefits

        If approved by our shareholders, participants in the 2012 Plan will be eligible for awards of shares as determined by our Board or designated committee. Persons eligible to receive grants of shares under the 2012 Plan will be those key persons selected by our Board or committee in its discretion from among our officers and Trustees, employees of our manager, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. Approximately 50 individuals will be eligible to participate in the 2012 Plan.

        Awards under the 2012 Plan following its adoption will generally be made in the discretion of our Board or designated committee and are therefore not determinable at this time. Please refer to the Grants of Plan Based Awards Table in this proxy statement to review equity awards made to our named executive officers in 2011. If the 2012 Plan is approved by our shareholders, we intend to utilize the Plan to make annual equity grants to our Trustees following such approval. In 2011, each Trustee received a grant of 2,000 common shares, although the size of such grant may change from time to time in the future as determined by our Board or a committee thereof.

Certain Federal Income Tax Consequences

        Set forth below is a discussion of certain federal income tax consequences with respect to awards that may be made under the 2012 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2012 Plan. Participants in the 2012 Plan are advised to consult with their own tax professionals regarding the consequences of participating in the plan.

        Share Awards.    A participant will generally recognize taxable income on the grant of unrestricted common shares in an amount equal to the fair market value of the shares on the grant date. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

        Restricted Shares.    The term "restricted shares" refers to a grant of common shares under the 2012 Plan that are subject to forfeiture restrictions. A participant generally will not be taxed at the time of a restricted share award but will recognize taxable income when the award is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at the time the risk of forfeiture lapses. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information about common shares that may be issued upon the exercise of options and restricted stock units under all of our existing equity compensation plans as of December 31, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders—1995 Plan	None	None	2,437,022	(1)
Equity compensation plans not approved by security holders—2003 Plan	None	None	2,437,022	(1)
Total	None	None	2,437,022	(1)

(1)
Pursuant to the terms of our existing equity compensation plans, in no event shall the aggregate number of shares issued under such plans exceed 3,128,791; 2,437,022 represents the aggregate number of shares that were available under such plans as of December 31, 2011. 691,979 shares have been issued under our existing compensation plans since they were established, including 210 shares that have become available again under the plans as a result of their repurchase. When share awards are granted under either of our existing compensation plans, it reduces the aggregate number of shares available under such plans.

Approval of the 2012 Plan

        The affirmative vote of a majority of the votes cast is necessary to approve the 2012 Plan. For purposes of satisfying the NYSE Shareholder Approval Rule, the total votes cast on proposal 3 must represent greater than 50% of all shares entitled to vote on the proposal.

  Our Board recommends you vote "FOR" proposal 3 to approve the 2012 Plan.

PROPOSAL 4
ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION

        As previously reported in the Current Report on Form 8-K/A that we filed with the SEC on August 12, 2011, our Board has determined that we will hold a nonbinding, advisory vote on the compensation paid to our named executive officers pursuant to Section 14A of the Exchange Act once every year. Accordingly, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table for 2011, 2010 and 2009 elsewhere in this proxy statement, or our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement.

        We do not have any employees. Our manager, RMR, conducts our day to day operations on our behalf and provides services to us that otherwise would be provided by employees. Each of our named executive officers is an employee of RMR and the officer's services are provided to us by RMR. RMR compensates our named executive officers directly and in its sole discretion in connection with the officers' services rendered to RMR and to us. None of our named executive officers has an employment agreement with us and we do not pay them salaries or bonuses, or provide them other compensation or benefits, except for the grants of shares under our share award plan described in the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        We make grants of shares under our share award plan to reward our named executive officers and to foster a continuing identity of interest between them and our shareholders. We award shares under our share award plan to recognize our named executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate our executives to remain employees of our manager and to continue to provide services to us through the term of the awards. Our award of shares under our share award plan is designed to reward executive performance that contributes to our success and increases shareholder value. We urge you to read the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        We are asking you to vote to approve the adoption of the following resolution:

        RESOLVED:    That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, Compensation Tables and narrative discussion in this proxy statement.

        The affirmative vote of a majority of the votes cast will be necessary to approve proposal 4. The shareholder vote on proposal 4 is advisory and nonbinding, and serves only as a recommendation to our Board.

  Our Board recommends you vote "FOR" proposal 4.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On January 11, 2012, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2010 and 2011. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 5 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2010	2011
Audit Fees	$758,855	$875,485
Audit Related Fees	—	—
Tax Fees	19,800	48,250

Subtotal	778,655	923,735
All Other Fees	—	—

Total Fees	$778,655	$923,735

        Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and the Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2010 and 2011 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2010 and 2011 are set forth above. The tax fees charged by Ernst & Young LLP during 2010 and 2011 were for tax compliance services related to our income tax returns for the fiscal years ended December 31, 2009 and 2010, respectively and due diligence related services in connection with our acquisition of the entities that own or lease two Sonesta branded hotels, which is further described in Related Person Transactions and Company Review of Such Transactions in this proxy statement. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The shareholder vote on proposal 5 is advisory and nonbinding and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Trustees, officers and employees, and by RMR and its directors, officers and employees by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 28, 2012, of our nominees, Trustees and executive officers. Unless otherwise specified, the business address of our nominees, Trustees and executive officers is c/o Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Independent Trustee Nominee for a Term Expiring in 2015

BRUCE M. GANS, M.D., Age: 65

        Dr. Gans has been one of our Independent Trustees since 2009. Dr. Gans has been Executive Vice President and Chief Medical Officer at the Kessler Institute for Rehabilitation since 2001. He is also a Professor of Physical Medicine and Rehabilitation at University of Medicine and Dentistry of New Jersey—New Jersey Medical School. Previously, Dr. Gans served as President and Chief Executive Officer of the Rehabilitation Institute of Michigan. In Dr. Gans's extensive academic career, he has served as professor of physical medicine and rehabilitation at a number of universities, in addition to his current position at the University of Medicine and Dentistry in New Jersey—New Jersey Medical School. Dr. Gans is editor of a standard medical textbook on physical medicine and rehabilitation, which is now in its 5th edition, and he has written or co-authored more than 40 articles in peer-reviewed publications and 28 abstracts and has served on editorial boards for many medical journals, including serving currently as Associate Editor of the American Journal of Physical Medicine and Rehabilitation. Dr. Gans has also served as President of the American Academy of Physical Medicine and Rehabilitation, a medical society with more than 7,500 members, and as a leader in numerous other professional organizations. Dr. Gans has been an Independent Director of Five Star Quality Care, Inc., or Five Star, since 2001.

        Our Board concluded that Dr. Gans is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated leadership capability, including through his service in many professional, academic and civic leadership positions, his business experience as the chief executive of a large medical organization, his work on public company boards and board committees, his institutional knowledge gained through service on our Board for three years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Dr. Gans is an Independent Trustee in Group II and, if elected at the meeting, his term will expire at our 2015 annual meeting of shareholders.

Managing Trustee Nominee for a Term Expiring in 2015

ADAM D. PORTNOY, Age: 41

        Mr. Adam D. Portnoy has been one of our Managing Trustees since 2007. Mr. Portnoy has been a Managing Trustee of CommonWealth REIT, or CWH, Senior Housing Properties Trust, or SNH, and Government Income Properties Trust, or GOV, since 2006, 2007 and 2009, respectively. Mr. Portnoy has been an Interested Trustee of RMR Real Estate Income Fund, or RIF, and its predecessor funds since 2009. He has been President of CWH since 2011 and was an Executive Vice President of CWH from 2003 through 2006. He was President of GOV from 2009 until 2011. Mr. Portnoy has been an executive officer of RMR since 2003 and currently is the President, Chief Executive Officer and a Director of RMR. Additionally, Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President of RIF and its predecessor funds since 2007 and was President of RMR Funds Series Trust from its formation in 2007 until its dissolution in 2009.(1) Prior to becoming President in 2007, Mr. Portnoy served as Vice President of certain of the closed end RMR Funds beginning in 2004. Prior to 2004, Mr. Portnoy held various positions in the finance industry and public sector, including as a Senior Investment Officer of the International Finance Corporation (a member of The World Bank Group) and Vice President of an investment bank. Mr. Portnoy is also currently Honorary Consul General of the Republic of Bulgaria to Massachusetts. Mr. Adam Portnoy is the son of Mr. Barry Portnoy, our other Managing Trustee, and the brother-in-law of Mr. Ethan S. Bornstein, our Senior Vice President.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his extensive experience in and knowledge of the commercial real estate industry and real estate investment trusts, or REITs, his leadership position with RMR, his public company director service, his demonstrated management ability, his experience in investment banking, his government organization service, his institutional knowledge earned through service on our own Board for five years and in key leadership positions with our manager for eight years and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and our bylaws. Mr. Adam Portnoy is a Managing Trustee in Group II and, if elected at the meeting, his term will expire at our 2015 annual meeting of shareholders.

Independent Trustees Continuing in Office

WILLIAM A. LAMKIN, Age: 52

        Mr. Lamkin has been one of our Independent Trustees since 2007. Mr. Lamkin has been a partner in Ackrell Capital LLC, a San Francisco based investment bank, since 2003, and a partner in Ackrell & Company LLC, a San Francisco based investment advisory firm, since 2002. Previously, he was employed as a financial consultant and as an investment banker, including as a Senior Vice President in the investment banking division of ABN AMRO, Incorporated. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney. Mr. Lamkin has served as an Independent Trustee of CWH since 2006.

(1)
RIF, its predecessor funds and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

        Our Board concluded that Mr. Lamkin is qualified to serve as one of our Independent Trustees based upon, among other things, his experience in and knowledge of the commercial real estate and investment banking industries, his work on and with public company boards and board committees, his demonstrated management ability, his experience in capital raising and strategic business transactions, his professional training, skills and expertise in, among other things, legal and finance matters, his institutional knowledge earned through service on our own Board for five years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Lamkin is an Independent Trustee in Group III, and his term expires at our 2013 annual meeting of shareholders.

JOHN L. HARRINGTON, Age: 75

        Mr. Harrington has been one of our Independent Trustees since 1995. Mr. Harrington was Chairman of the Board of the Yawkey Foundation (a charitable foundation) from 2002 to 2003 and since 2007, serving as one of its trustees since 1982 and as Executive Director from 1982 to 2006. He was also a Trustee of the JRY Trust from 1982 through 2009. Mr. Harrington was Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as that organization's Vice President and Chief Financial Officer prior to that time. He was President of Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington represented the Boston Red Sox majority interest in co-founding The New England Sports Network, or NESN, managing NESN from 1981 to 2002. Mr. Harrington served as a Director of Fleet Bank from 1995 to 1999 and of Shawmut Bank of Boston from 1986 to 1995, a Member of the Major League Baseball Executive Council from 1998 to 2001, Assistant Secretary of Administration and Finance for the Commonwealth of Massachusetts in 1980, Treasurer of the American League of Professional Baseball Clubs from 1970 to 1972, Assistant Professor and Director of Admissions, Carroll Graduate School of Management at Boston College from 1967 through 1970 and as Supervisory Auditor for the U.S. General Accounting Office from 1961 through 1966. Mr. Harrington has held many civic leadership positions and received numerous leadership awards and honorary doctorate degrees. Mr. Harrington holds a Massachusetts license as a certified public accountant. Mr. Harrington has been an Independent Trustee of SNH and GOV since 1999 and 2009, respectively. Mr. Harrington has been an Independent Trustee of RIF and its predecessor funds since shortly after their formation (the earliest of which was in 2002) and was an Independent Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009. Mr. Harrington served as an Independent Director of Five Star from 2001 to 2003.

        Our Board concluded that Mr. Harrington is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated leadership capability, his work on public company boards and board committees and in key management roles in various enterprises, his professional skills and expertise in accounting, finance and risk management and experience as a chief financial officer, his expertise in compensation and benefits matters, his service with government and experience in public policy matters, his institutional knowledge earned through service on our own Board for 17 years and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Harrington is an Independent Trustee in Group I, and his term expires at our 2014 annual meeting of shareholders.

Managing Trustee Continuing in Office

BARRY M. PORTNOY, Age: 66

        Mr. Barry M. Portnoy has been one of our Managing Trustees since 1995. Mr. Portnoy has been a Managing Trustee of CWH, SNH and GOV since 1986, 1999 and 2009, respectively. He has been a Managing Director of Five Star and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy is an owner of RMR and of RMR Advisors. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, a full time employee of RMR since 1997, the Chairman of RMR since 1998 and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been an Interested Trustee of RIF and its predecessor funds from shortly after their formation (the earliest of which was in 2002) and was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009. Mr. Portnoy practiced law for many years as a partner in, and chairman of, a law firm until 1997. Mr. Barry Portnoy is the father of Mr. Adam Portnoy, our other Managing Trustee, and the father-in-law of Mr. Ethan S. Bornstein, our Senior Vice President.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate industry and REITs, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through prior service on our Board and in key leadership positions with our manager and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and our bylaws. Mr. Portnoy is a Managing Trustee in Group I, and his term expires at our 2014 annual meeting of shareholders.

Executive Officers

JOHN G. MURRAY, Age: 51

        Mr. Murray has been our President and Chief Operating Officer since 1996 and our Assistant Secretary since 2008. Prior to that time, he was our Secretary since 1996. Mr. Murray has also served in various capacities with RMR and its affiliates for 19 years, including as an Executive Vice President of RMR (and its predecessors) since 1993.

MARK L. KLEIFGES, Age: 51

        Mr. Kleifges has been our Treasurer and Chief Financial Officer since 2002 and Treasurer and Chief Financial Officer of GOV since 2011. Mr. Kleifges was a Vice President of RMR Advisors from 2003 to 2004 and since 2004 has been its Treasurer. He has also served as Treasurer of the RMR Funds since their respective formations beginning in 2002, until, with respect to a particular fund, its merger out of existence or dissolution. Mr. Kleifges has also been an Executive Vice President of RMR since 2008 and has served in various capacities with RMR and its affiliates for over nine years. Mr. Kleifges is a certified public accountant.

ETHAN S. BORNSTEIN, Age: 38

        Mr. Bornstein has been our Senior Vice President since 2008, and prior to that time was our Vice President for over nine years. Mr. Bornstein has also served in various capacities with RMR and its affiliates for over 11 years, including as a Senior Vice President of RMR since 2007. Mr. Bornstein's wife is the daughter of Mr. Barry Portnoy and the sister of Mr. Adam Portnoy.

        Except as noted with regard to Mr. Barry Portnoy, Mr. Adam Portnoy and Mr. Bornstein, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

        RMR, RMR Advisors, CWH, SNH, GOV, Five Star, TA and RIF may be considered to be affiliates of us. Each of RIF's predecessor funds and RMR Funds Series Trust may have been considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, CWH, SNH, GOV, Five Star and TA. CWH is a publicly traded REIT that primarily owns office buildings and industrial properties. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. GOV is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. TA is a publicly traded real estate based operating company in the travel center business. RIF and each of its predecessor funds is or was a closed end investment company registered under the Investment Company Act of 1940, as amended, or the 1940 Act. RMR Funds Series Trust was an open end investment company registered under the 1940 Act prior to its dissolution in 2009.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on May 12, 1995.

        Three of our Trustees, John L. Harrington, William A. Lamkin and Bruce M. Gans, M.D., are our Independent Trustees within the meaning of our declaration of trust and our bylaws. Two of our Trustees, Adam D. Portnoy and Barry M. Portnoy, are our Managing Trustees within the meaning of our bylaws.

        Our declaration of trust and our bylaws require that a majority of our Board be Independent Trustees. In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation.

        Our Board has determined that Dr. Gans and Messrs. Harrington and Lamkin currently qualify as independent trustees under applicable NYSE rules and are Independent Trustees under our declaration of trust and our bylaws. In making these determinations, our Board considered each of these three Trustees' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2011, our Board held ten meetings, our Audit Committee held seven meetings, our Compensation Committee held seven meetings and our Nominating and Governance Committee held five meetings. During 2011, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

        We do not maintain directors' and officers' liability insurance for our Trustees and officers. Subject to certain limitations, our declaration of trust, our bylaws and separate indemnification agreements require that we indemnify our Trustees and officers.

Board Leadership Structure

        Our Board is comprised of both Independent Trustees and Managing Trustees, with a majority being Independent Trustees. Our Independent Trustees are not employees or affiliates, as such term is defined in our declaration of trust, of RMR, are not officers of ours or involved in our day to day activities and are persons who qualify as independent under our declaration of trust, our bylaws and the applicable rules of the NYSE and SEC. Our Managing Trustees are not Independent Trustees and have been employees of RMR or involved in our day to day activities for at least one year. Our Board is composed of three Independent Trustees and two Managing Trustees. Our President and our Treasurer are not members of our Board, but they regularly attend Board meetings, as does our Director of Internal Audit. Other officers of RMR also sometimes attend Board meetings at the invitation of our Board.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of our Independent Trustees, and an Independent Trustee serves as Chair of each such committee. Our three standing committees have responsibilities related to our leadership and governance, including among other things: (1) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the compensation paid to our independent accountants and assists our Board with its oversight of our internal audit function and our compliance with legal and regulatory requirements; (2) our Compensation Committee annually evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, determines any compensation that we directly pay to our President, reviews and approves any compensation that we directly pay to our Treasurer and any other senior executive of ours who is also a senior executive of RMR, reviews our business and property management agreements with RMR, evaluates RMR's performance under those agreements and the expenses, costs and compensation we pay under those agreements, approves those expenses, costs and compensation that we pay under those agreements, determines whether those agreements will be renewed, amended, terminated or allowed to expire and administers all our equity compensation awards; and (3) our Nominating and Governance Committee considers nominees to serve on our Board, recommends to our Board nominees for election to our Board, assesses our Board's performance and reviews and assesses our Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate. The Chairs of the Audit, Compensation and Nominating and Governance Committees set the agenda for their respective committee meetings, but committee members, our Managing Trustees or members of our management may suggest agenda items to be considered by these committees.

        We do not have a Chairman of our Board or a lead Independent Trustee. The President, any Managing Trustee or any two Independent Trustees may call a special meeting. Our Managing Trustees, in consultation with our President and Treasurer, set the agenda for our Board meetings, and any Independent Trustee may place an item on an agenda by providing notice to a Managing Trustee, our President or our Treasurer. Discussions at Board meetings are led by the Managing Trustee or Independent Trustee who is most knowledgeable on a subject. Our Board is small, which facilitates informal discussions and communication from management to the Board and among Trustees. Our Independent Trustees meet to consider Company business without the attendance of our Managing Trustees or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of our Independent Trustees, the Chair of the Audit Committee presides unless the Independent Trustees determine otherwise.

        In light of the size of our Board and the oversight provided by and involvement of our Independent Trustees and Board committees in the leadership of our Company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Risk Oversight

        Our Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of our Company is conducted by RMR, and RMR implements risk management in its activities. In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided to them by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to our Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business and property management agreements. Also, our Compensation Committee and our Board consider the fact that we have a share grant program that requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Dr. Gans and Messrs. Harrington and Lamkin, who are independent under applicable NYSE listing standards and each committee's respective charter, and, in the case of our Audit Committee, the applicable independence requirements of the SEC. In November 2010, we formed an ad hoc special committee comprised of our Independent Trustees in connection with our transactions with TA. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of our Board necessary to carry out their responsibilities.

        Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Harrington is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Harrington is our Audit Committee financial expert was based upon his experience as: (i) Executive Director of a large charitable organization; (ii) Chief Executive Officer of a major professional sports business; (iii) a member of our Audit Committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a Director of a large national bank; and (vi) a college professor of accounting. Additionally, our Board has determined that Mr. Harrington's simultaneous service on the audit committees of SNH, GOV and RIF will not impair his ability to effectively serve on our Audit Committee. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing the terms of RMR's business management and property management agreements with us, evaluating the performance of RMR under these agreements and the expenses, costs and compensation we pay under these agreements, approving those expenses, costs and compensation that we are required to pay under these agreements and making determinations regarding continuance of or changes to these agreements; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) evaluating the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; (4) evaluating, approving and administering all of our equity compensation plans; (5) evaluating whether our executive compensation programs encourage appropriate levels of risk taking by our executives; and (6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Trustee nominees for each annual meeting of shareholders or when Board vacancies occur; (2) development, and recommendation to our Board of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.hptreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.hptreit.com, or by writing to our Secretary, Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website, www.hptreit.com, by calling our toll-free confidential message system at (866) 511-5038 or by writing to the party for whom the communication is intended, c/o Director of Internal Audit, Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our declaration of trust and our bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies that may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities that the Committee believes will be effective in serving our long term best interests. Among the characteristics that the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on our Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. While our Board does not have a specific diversity policy in connection with the selection of nominees for Trustee, due consideration is given to our Board's desire for an overall balance of diversity of perspectives, backgrounds and experiences. Our Board does not consider gender, sexual orientation, race, religion, ethnicity, national origin or citizenship to be relevant considerations and does not discriminate on the basis of such criteria. When considering candidates, our Nominating and Governance Committee will also assist our Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen our Board in a way that best serves the long term interests of our Company and complement the experience, skills, attributes and qualifications of existing Trustees. Depending on whether the position to be filled is that of an Independent Trustee or a Managing Trustee, the qualifications of the candidate to meet the criteria for each such category of Trustee is considered. In seeking candidates for Trustee who have not previously served as our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm. In addition to other criteria, our bylaws require that nominees submit detailed personal and financial information required in connection with our license or regulation by state insurance and gambling authorities.

        In 2011, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2012 annual meeting of shareholders, except the nominations made by our Board and recommendations by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (1) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (2) by written notice to the Chair of our Nominating and Governance Committee and our Secretary given within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee that the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws and applicable state and federal laws. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Shareholder recommendations that meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee. Any shareholder considering making a recommendation of a Trustee candidate should carefully review and comply with the procedures then in effect for making such a recommendation.

        2013 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2013 annual meeting of shareholders must be received at our principal executive offices on or before November 1, 2012, in order to be considered for inclusion in our proxy statement for our 2013 annual meeting of shareholders, provided that if we hold our 2013 annual meeting on a date that is more than 30 days before or after May 9, 2013, shareholders must submit proposals for inclusion in our 2013 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        2013 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for a shareholder properly to propose a nominee for election to our Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder must comply in all respects with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, share ownership and submission of specified information. Our bylaws require that shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2013 annual meeting of shareholders must be submitted, in accordance with the requirements of our bylaws, not later than 5:00 p.m. Eastern time on November 1, 2012 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than October 2, 2012; provided, that, if our 2013 annual meeting is called for a date that is more than 30 days earlier or later than May 9, 2013, then a shareholder's notice must be so delivered not later than 5:00 p.m. Eastern time on the tenth day following the earlier of the day on which (1) notice of the date of our 2013 annual meeting is mailed or otherwise made available or (2) public announcement of the date of our 2013 annual meeting is first made by us. Copies of our bylaws, including the provisions that concern shareholder recommendations and the requirements for shareholder nominations and other proposals, may be obtained by writing to our Secretary at Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions. Under our declaration of trust and our bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or our bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers, Messrs. Murray,

Kleifges and Bornstein, directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our share award plan discussed below. Although our Compensation Committee reviews and approves our business management and property management agreements with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in Related Person Transactions and Company Review of Such Transactions in this proxy statement.

        In September 2011, the Chair of our Compensation Committee met with our Managing Trustees and the chairs of the compensation committees of the other public REITs, the RMR Funds and the operating companies for which RMR and its affiliates provide management services. RMR provides management services to: (1) CWH, a publicly traded REIT that primarily owns office buildings and industrial properties; (2) SNH, a publicly traded REIT that primarily owns senior living properties and medical office buildings; (3) Five Star, a publicly traded real estate based operating company in the healthcare and senior living services business; (4) TA, a publicly traded real estate based operating company in the travel center business; and (5) GOV, a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. The purpose of this meeting was, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the compensation payable by us to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates, to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the companies and other REITs managed by RMR and its affiliates are considered to be appropriately comparable because of the similarities between certain services we require from our share grantees and the services provided to these other companies and, in particular, with respect to the other REITs managed by RMR. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which the Chair provided a report of the information discussed with the Managing Trustees and others, and made recommendations for share grants to executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2011 share grants: (1) the value of the proposed share grants; (2) the historical awards previously granted to each executive officer and the corresponding values at the time of the grants; (3) the recommendations by RMR as presented by our Managing Trustees; (4) the value of share grants to executive officers providing comparable services at other REITs and companies managed by RMR; (5) changes, if any, in the responsibilities assigned to, or assumed by, each executive officer during the past year and on a going forward basis; (6) the length of historical services to us by each executive officer; (7) the responsibilities of each executive officer and the Committee's perception regarding the quality of the services provided by each executive officer in carrying out those responsibilities; and (8) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee's starting premise each year is to award our named executive officers the same number of shares as they were awarded in the prior year in an effort to meet recipients' expectations. Our Compensation Committee then considered these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There was no formulaic approach using these various factors in determining the number of shares to award to each executive officer. The share amounts were determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our executive officers did not participate in these meetings and were not involved in determining or recommending the amount or form of executive compensation they receive from us. Our Compensation Committee did not engage compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation.

        In evaluating our compensation process for 2011, our Compensation Committee generally considered the results of the 2011 advisory vote of our shareholders on the compensation of the executive officers named in our 2011 proxy statement. Our Compensation Committee noted that more than 96% of votes cast approved of the compensation of those executive officers as described in our 2011 proxy statement. Our Compensation Committee considered these voting results as supportive of the committee's general executive compensation practices.

Analysis of Grants under Our Share Award Plan

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted a share award plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our share award plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of our share award plan providing for the grants of our common shares. The Compensation Committee has historically determined to use grants of restricted common shares rather than stock options as equity compensation. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan may encourage excessive short term risk taking, we have historically granted restricted shares rather than stock options.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the data regarding the other REITs and their officers, together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2011, the Compensation Committee considered the foregoing factors and decided to increase the number of shares awarded to our named executive officers in accordance with the recommendation of our Managing Trustees to reward our executive officers' performance and their length of service to us.

        We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, we may repurchase for nominal consideration the common shares that have not yet vested. As with other issued common shares, vested and unvested shares awarded under our share award plan are entitled to receive distributions that we make on our common shares.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for our Board members), the proximity of any grants to earnings announcements or other market events, if any, is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011.

                              COMPENSATION COMMITTEE
                              John L. Harrington, Chairman
                              Bruce M. Gans, M.D.
                              William A. Lamkin

 COMPENSATION TABLES

        The following tables provide: (1) summary 2011, 2010 and 2009 compensation information relating to our named executive officers; (2) information with respect to share awards made to, or held by, our named executive officers during the periods or at the dates specified below; and (3) compensation information relating to our Trustees for 2011. Our named executive officers consist of three individuals, our President and Chief Operating Officer, our Treasurer and Chief Financial Officer and our Senior Vice President, the compensation of whom is required to be reported in this proxy statement under the rules of the SEC. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and compensates our named executive officers directly and in RMR's sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our share award plan.

SUMMARY COMPENSATION TABLE FOR 2011, 2010 AND 2009

Name and Principal Position	Year	Stock Awards5($)(1)	All Other Compensation ($)(2)	Total ($)
John G. Murray	2011	$169,330	$15,660	$184,990
President, Chief Operating Officer	2010	$132,060	$13,905	$145,965
and Assistant Secretary	2009	$124,020	$5,775	$129,795
Mark L. Kleifges	2011	$169,330	$15,624	$184,954
Treasurer and Chief Financial Officer	2010	$132,060	$13,779	$145,839
	2009	$124,020	$5,621	$129,641
Ethan S. Bornstein	2011	$169,330	$15,624	$184,954
Senior Vice President	2010	$132,060	$13,779	$145,839
	2009	$124,020	$5,621	$129,641

(1)
Represents the grant date fair value of shares granted in 2011, 2010 and 2009, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation—Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
Consists of distributions in each year on unvested shares.

GRANTS OF PLAN BASED AWARDS FOR 2011

(Shares granted in 2011, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
John G. Murray	9/16/11	7,000	$169,330
Mark L. Kleifges	9/16/11	7,000	$169,330
Ethan S. Bornstein	9/16/11	7,000	$169,330

(1)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

        Share awards granted by us to executive officers in 2011 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, we may repurchase the common shares that have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our share award plan are eligible to receive distributions that we make on our shares on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2011

(Shares granted in 2011 and prior years, which have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John G. Murray	2011	5,600	$128,688
	2010	3,600	$82,728
	2009	2,400	$55,152
	2008	1,000	$22,980
Mark L. Kleifges	2011	5,600	$128,688
	2010	3,600	$82,728
	2009	2,400	$55,152
	2008	1,000	$22,980
Ethan S. Bornstein	2011	5,600	$128,688
	2010	3,600	$82,728
	2009	2,400	$55,152
	2008	1,000	$22,980

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2011 were granted on September 16, 2011; the shares granted in 2010 were granted on September 17, 2010; the shares granted in 2009 were granted on September 16, 2009; and the shares granted in 2008 were granted on September 22, 2008. At our option, in the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares that have not yet vested.

(2)
Represents the value based upon the closing price of our shares on December 30, 2011.

 STOCK VESTED FOR 2011

(Share grants that vested in 2011, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John G. Murray	5,500	$129,834
Mark L. Kleifges	5,460	$128,882
Ethan S. Bornstein	5,460	$128,882

(1)
Represents the value based upon the closing price on the 2011 dates of vesting of grants made in 2011 and prior years.

TRUSTEE COMPENSATION FOR 2011

(2011 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Bruce M. Gans, M.D.	$50,000		$48,540	—	$98,540
John L. Harrington	$59,750		$48,540	—	$108,290
William A. Lamkin	$79,000		$48,540	—	$127,540
Adam D. Portnoy	$—	(2)	$48,540	—	$48,540
Barry M. Portnoy	$—	(2)	$48,540	—	$48,540

(1)
Represents the value based upon the closing price of our shares on the date of grant. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Our Managing Trustees do not receive cash compensation for their services as Trustees.

        Each Independent Trustee receives an annual fee of $30,000 for services as a Trustee, plus a fee of $750 for each meeting attended. Up to two $750 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $10,000, $5,000 and $5,000, respectively, each year. Under our Governance Guidelines, each Trustee is required to maintain the necessary level of expertise to perform his or her responsibilities as Trustee and we reimburse each Trustee for the out of pocket costs he or she incurs from attending continuing education programs. In 2011, Mr. Lamkin received $15,000 for serving as the chair of our ad hoc special committee formed in connection with our transactions with TA. Mr. Lamkin and Mr. Harrington also each received $9,000 for meeting fees related to our transactions with TA. In addition, each Trustee received a grant of 2,000 of our common shares in 2011. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our Company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry, including the compensation of trustees and directors of other companies managed by RMR.

        In 2011, our Board reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our Managing Trustees do not receive any cash compensation for their services as Trustees, but they do receive common share grants equal to the share grants awarded to our Independent Trustees.

AUDIT COMMITTEE REPORT

        In the course of our oversight of the Company's financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2011; (2) discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

                              AUDIT COMMITTEE
                              William A. Lamkin, Chairman
                              Bruce M. Gans, M.D.
                              John L. Harrington

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 17, 2012. The following table sets forth information regarding the beneficial ownership of our common shares (not including any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees, nominees and the persons listed in the Compensation Tables in this proxy statement; and (3) our Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of Our Common Shares
BlackRock, Inc.(3)	10,523,268	8.5%
The Vanguard Group, Inc.(4)	10,505,930	8.5%
Capital World Investors and The Income Fund of America(5)	9,128,018	7.4%
Trustees, Nominees and Executive Officers
Barry M. Portnoy	300,984	*
Adam D. Portnoy	67,949	*
John G. Murray	52,400	*
Ethan S. Bornstein	37,150	*
Mark L. Kleifges	36,500	*
John L. Harrington	17,260	*
William A. Lamkin	8,500	*
Bruce M. Gans, M.D.	7,000	*
All Trustees and executive officers as a group (eight persons)	527,743	*

*
Less than 1% of our common shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
Our declaration of trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the 123,521,535 of our common shares outstanding as of February 17, 2012.

(3)
This information is as of December 31, 2011, and is based on a Schedule 13G/A filed with the SEC on February 10, 2012, by BlackRock, Inc., or BlackRock. Based on the information provided in that Schedule 13G/A, the address of BlackRock is 40 East 52nd Street, New York, New York 10022, and BlackRock, which reports beneficial ownership of and sole power to vote and dispose of 10,523,268 shares, is the parent holding company or control person for certain subsidiaries that have acquired our shares and that are listed in that Schedule 13G/A.

(4)
The information is as of December 31, 2011, and is based on a Schedule 13G/A filed with the SEC on February 8, 2012, by The Vanguard Group, Inc., or Vanguard. According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 85,971 shares, sole dispositive power over 10,419,959 shares and shared dispositive power over 85,971 shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 85,971 shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Fiduciary Trust Company directs the voting of those shares. In addition, Vanguard Specialized Funds—Vanguard REIT Index Fund, or Vanguard REIT Index Fund, also filed a Schedule 13G/A with the SEC on January 26, 2012, reporting beneficial ownership of 4,841,883 of our shares and that it has sole voting power over those shares. According to the Schedule 13G/A filed by Vanguard REIT Index Fund, the address of Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard has confirmed that the 4,841,883 of our shares reported as beneficially owned by Vanguard REIT Index Fund as of December 31, 2011 in its Schedule 13G/A are included in the 10,505,930 of our shares reported as beneficially owned by Vanguard in its Schedule 13G/A.

(5)
This information is as of December 31, 2011, and is based solely on a Schedule 13G/A filed with the SEC on February 10, 2012, by Capital World Investors. According to that Schedule 13G/A, the address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071. According to that Schedule 13G/A, Capital World Investors, which is a division of Capital Research and Management Company, has sole dispositive and voting power over 9,128,018 shares and is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. According to that same Schedule 13G/A, one or more clients of Capital World Investors have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares, and Capital World Investors holds more than 5% of the outstanding shares on behalf of The Income Fund of America.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines that address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or

Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of transactions with us by RMR employees (other than our Trustees and executive officers) subject to our Code of Business Conduct and Ethics, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We have no employees. Personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement and (2) a property management agreement. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam Portnoy, the son of Mr. Barry Portnoy, is an owner of RMR and serves as President and Chief Executive Officer and as a Director of RMR. Each of our executive officers is also an officer of RMR, including Mr. Ethan Bornstein, who is the son-in-law of Mr. Barry Portnoy and the brother-in-law of Mr. Adam Portnoy. RMR has approximately 740 employees and provides management services to other companies in addition to us.

        Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, authority to act on our behalf with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR's performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

        On November 2, 2011, we and RMR entered into an amended and restated business management agreement, or the business management agreement. The business management agreement provides for compensation to RMR at an annual rate equal to 0.7% of the average historical cost of our real estate investments, as described in the business management agreement, up to the first $250.0 million of such investments, and 0.5% thereafter. In addition, RMR receives an incentive fee equal to 15% of the amount by which Cash Available for Distribution for a particular fiscal year exceeds Cash Available for Distribution for the immediately preceding fiscal year. The business management agreement provides that Cash Available for Distribution means for any period, (i) our net income, before real estate depreciation, amortization and other non-cash or non-recurring items, less (ii) the amount, if any, included in the calculation in clause (i) which represents rental income recognized by us in respect of amounts which, pursuant to leasing arrangements relating to any real estate and personal property owned in connection with such real estate, we are required to escrow or reserve for renovations and refurbishments. The incentive fee is paid in our common shares and in any year shall not exceed $0.02 multiplied by the weighted average number of our common shares outstanding during such year.

        In determining the fees payable by us to RMR under the business management agreement, the average invested capital of any assets we have acquired or may in the future acquire from another REIT to which RMR provides business management or property management services, or an RMR Managed REIT, will be equal to the applicable selling RMR Managed REIT's historical costs for those properties, determined in the manner specified in the business management agreement, rather than our acquisition costs for those properties. The business management agreement also provides that, with certain exceptions, if we determine to offer for sale or other disposition of any real property that, at such time, is of a type within the investment focus of another RMR Managed REIT, we will first offer that property for purchase or disposition to that RMR Managed REIT and negotiate in good faith for such purchase or disposition.

        At present, the property management agreement applies to management services to the office building component of only one property in Baltimore, Maryland, which also includes an InterContinental hotel. The property management agreement provides for management fees relating to this office building equal to 3.0% of gross collected rents and construction supervision fees equal to 5.0% of construction costs.

        The aggregate business management and property management fees for 2011 were $34.5 million, including $761,000 as an incentive fee that we expect to pay in our common shares in March 2012.

        RMR also provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by RMR for us and other publicly owned companies managed by RMR and its affiliates, which amounts are subject to determination by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our pro rata share of RMR's costs of providing this internal audit function was approximately $240,000 for 2011. These allocated costs are in addition to the business and property management fees we paid to RMR. We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to us, except for the employment and related expenses of RMR employees who provide on-site property management services and our pro rata share of the staff employed by RMR who perform our internal audit function.

        Both the business management agreement and the property management agreement automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days prior written notice. RMR may also terminate the property management agreement upon five business days notice if we undergo a change of control, as defined in the property management agreement. The current terms for these agreements expire on December 31, 2012, and will be subject to automatic renewal unless earlier terminated.

        Under our business management agreement with RMR, we acknowledge that RMR manages other businesses, which include CWH, SNH, GOV, Five Star, TA and Sonesta International Hotels Corporation, or Sonesta, and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR. Under our business management agreement with RMR, RMR has also agreed not to provide business management services to any other REIT that is principally engaged in the business of ownership of hotel or travel center properties without the consent of our Independent Trustees. Each of the business management agreement and the property management agreement also includes arbitration provisions for the resolution of certain disputes, claims and controversies.

        Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms with such vendors and suppliers.

        As part of our annual restricted share grants under our share award plan, we typically grant restricted shares to certain employees of RMR, some of whom are our executive officers. In 2011, we granted a total of 67,300 restricted shares with an aggregate value of $1.6 million to such persons, based upon the closing price of our common shares on the NYSE on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR.

        TA is our former 100% owned subsidiary and our largest tenant, and we are its largest shareholder. TA was created as a separate public company in 2007 as a result of its spin off from us. As of December 31, 2011, we owned 2,540,000 common shares (which includes the 1,000,000 TA common shares we purchased from the underwriters as part of a public offering by TA in May 2011 for $5.7 million), representing approximately 8.8% of TA's outstanding common shares. TA has two leases with us, the TA No. 1 lease and the TA No. 2 lease, pursuant to which TA currently leases 185 travel centers from us. The TA No. 1 lease is for 145 travel centers that TA operates under the "TravelCenters of America" or "TA" brand names. The TA No. 1 lease became effective on January 31, 2007. The TA No. 2 lease is for 40 travel centers that TA operates under the "Petro" brand name. The TA No. 2 lease became effective on May 30, 2007. The TA No. 1 lease expires on December 31, 2022. The TA No. 2 lease expires on June 30, 2024, and may be extended by TA for up to two additional periods of 15 years each.

        Mr. Barry Portnoy, one of our Managing Trustees, is a Managing Director of TA. Mr. Thomas O'Brien, an officer of RMR and a former officer of us prior to the TA spin off, is President and the other Managing Director of TA. Mr. Arthur Koumantzelis, who was one of our Independent Trustees prior to the TA spin off, serves as an Independent Director of TA.

        Both the TA No. 1 and TA No. 2 leases are "triple net" leases, which require TA to pay all costs incurred in the operation of the leased travel centers, including personnel, utilities, acquiring inventories, services to customers, insurance, real estate and personal property taxes, environmental related expenses and ground lease payments, if any. As amended by the Amendment Agreement that we entered into with TA on January 31, 2011, which is further described below, the TA No. 1 lease required TA to pay minimum rent to us in an amount of $135.1 million per year for the period from January 1, 2011 through January 31, 2012, and requires TA to pay minimum rent to us in an amount of $140.1 million per year for the period from February 1, 2012 through December 31, 2022. The minimum rent payable by TA to us under the TA No. 1 lease increases as we fund or reimburse the cost for certain improvements to the leased TA travel centers. As amended by the Amendment Agreement that we entered with TA on January 31, 2011, which is further described below, the TA No. 2 lease requires TA to pay minimum rent to us in an amount of $54.2 million per year through June 30, 2024, and increases if we fund or reimburse the cost for certain improvements to the leased Petro travel centers. Starting in January 2012 and January 2013, respectively, both the TA No. 1 and the TA No. 2 leases require TA to pay us additional rent equal to 3% of increases in nonfuel gross revenues and 0.3% of increases in gross fuel revenues at the leased travel centers over base amounts. The increases in percentage rents attributable to fuel revenues are subject to a maximum each year calculated by reference to changes in the consumer price index. As further discussed below, pursuant to, and subject to the conditions set forth in, the Amendment Agreement, we agreed to waive payments for the first $2.5 million of percentage rent that may become due under the TA No. 2 lease. TA is also required to generally indemnify us for certain environmental matters and for liabilities that arise during the terms of the leases from ownership or operation of the leased travel centers. Both the TA No. 1 and TA No. 2 leases also include arbitration provisions for the resolution of certain disputes, claims and controversies.

        Under the TA No. 1 and No. 2 leases, TA may request that we fund approved amounts for renovations, improvements and equipment at the leased travel centers in return for minimum annual rent increases according to a formula: the minimum rent per year will be increased by an amount equal to the amount funded by us times the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%. We are not required to fund these improvements and TA is not required to sell them to us. Since January 1, 2011, we funded $69.1 million for capital improvements to TA under this lease provision, and, as a result, TA's annual rent payable to us increased by approximately $5.9 million.

        At the time of TA's spin off from us, our acquisitions and transactions with TA in connection with the TA No. 2 lease and an equity offering completed by TA in June 2007, we and TA believed that TA was adequately capitalized to meet all of its obligations, including those owed to us. However, since then there were material changes in the market conditions under which TA operates. Specifically, the increase during the first half of 2008 in the price of diesel fuel that TA buys and sells at its travel centers and the slowing of the U.S. economy during 2008 adversely affected TA's business and increased its working capital requirements. Although TA undertook a restructuring of its business to adjust to these changed market conditions, TA's balance sheet flexibility and liquidity remained a concern to us because of the impact the then weakening economy and fuel price volatility might have on TA's working capital requirements. Accordingly, on August 11, 2008, we and TA entered a rent deferral agreement. Under the terms of this rent deferral agreement, TA had the option to defer its monthly rent payments to us by up to $5.0 million per month for periods beginning July 1, 2008 until December 31, 2010, and TA was not obligated to pay cash interest on the deferred rent through December 31, 2009. Also pursuant to the deferral agreement, TA issued 1,540,000 of its common shares to us (approximately 9.6% of TA's shares then outstanding immediately after this new issuance). Under the terms of this agreement, interest began to accrue on January 1, 2010 on all unpaid deferred rent at a rate of 1% per month and was payable monthly in arrears by TA to us. During 2010, we received and recorded $14.1 million of income for interest on the deferred rent amounts, which was recorded as rental income in our consolidated statements of income in accordance with GAAP. No additional rent deferrals were permitted for rent periods after December 31, 2010. Any deferred rent (and interest thereon) not previously paid was contractually due to us on July 1, 2011. This deferral agreement also included a prohibition on share repurchases and dividends by TA while any deferred rent remains unpaid and all deferred rent and interest thereon would become immediately due and payable by TA to us if certain events provided in that agreement occurred, including a change of control of TA (as defined in the agreement) while deferred rent was unpaid. Also, in connection with this deferral agreement, we entered into a registration rights agreement with TA, which provides us with certain rights to require TA to conduct a registered public offering with respect to its common shares issued to us pursuant to the deferral agreement, which rights continue through the date that is twelve months following the latest of the expiration of the terms of the TA No. 1 lease and the TA No. 2 lease. As of December 31, 2010, TA had accrued an aggregate of $150.0 million of deferred rent payable to us.

        On January 31, 2011, we and TA entered an Amendment Agreement that amended the TA No. 1 lease, the TA No. 2 lease and TA's rent deferral agreement with us. The Amendment Agreement provided for the following:

  •
  The minimum annual rent payable by TA to us under the TA No. 1 lease was reduced effective January 1, 2011, by approximately $30.0 million, so that the rent was reduced to $135.1 million per year until February 1, 2012, when it increased to $140.1 million per year through the end of the lease term in December 2022.

  •
  The $5.0 million increase in annual minimum rent payable by TA to us under the TA No. 1 lease that was scheduled to begin on February 1, 2011, was eliminated.

  •
  The minimum annual rent payable by TA to us under the TA No. 2 lease was reduced effective January 1, 2011, by approximately $12.0 million, so that the annual rent is reduced to $54.2 million through the end of the lease term in June 2024.

  •
  The due date for the $150.0 million of rent TA had deferred as of December 31, 2010, pursuant to TA's rent deferral agreement with us was extended from July 1, 2011, so that $107.1 million will be due and payable on December 31, 2022, and the remaining $42.9 million will be due and payable on June 30, 2024, and interest ceased to accrue on deferred rent owed to us by TA beginning on January 1, 2011; provided, however, that the deferred rent amounts shall be accelerated and interest shall begin to accrue thereon if certain events provided in the Amendment Agreement occur, including a change of control of TA.

  •
  We will waive payment of the first $2.5 million of percentage rent that may become due under the TA No. 2 lease, which percentage rent obligation is described above.

        RMR provides management services to both us and TA; Mr. Barry Portnoy is a Managing Director of TA and a Managing Trustee of us and there are other current and historical relationships between us and TA. Accordingly, the terms of the 2008 rent deferral agreement and the 2011 Amendment Agreement were negotiated and approved by special committees of our Independent Trustees and TA's Independent Directors, none of whom are trustees or directors of the other company, and each special committee was represented by separate counsel.

        During 2011, TA paid us cash rent of $196.0 million, and we recognized rental income of $201.5 million under our lease agreements with TA.

        At the time TA became a separate publicly owned company as a result of the distribution of its shares to our shareholders, TA entered a management and shared services agreement with RMR. In addition, in connection with TA's spin off, TA entered a transaction agreement with us and RMR, pursuant to which TA granted us a right of first refusal to purchase, lease, mortgage or otherwise finance any interest TA owns in a travel center before it sells, leases, mortgages or otherwise finances that travel center to or with another party, and TA also granted us and any other company managed by RMR a right of first refusal to acquire or finance any real estate of the types in which we or they invest before TA does. TA also agreed under this agreement that for so long as TA is a tenant of ours it will not permit: (1) the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of TA or any of its subsidiary tenants or guarantors under its leases with us; (2) the sale of a material part of the assets of TA or any such tenant or guarantor; or (3) the cessation of certain continuing directors constituting a majority of the board of directors of TA or any such tenant or guarantor. Also, under this agreement TA agreed not to take any action that might reasonably be expected to have a material adverse impact on our ability to qualify as a REIT and to indemnify us for any liabilities we may incur relating to TA's assets and business. The transaction agreement includes arbitration provisions for the resolution of certain disputes, claims and controversies.

        On November 2, 2011, we entered into a purchase agreement, or the Purchase Agreement, with Sonesta and its wholly owned subsidiary, PAC Merger Corp., or Merger Sub, and together with Sonesta, the Sellers, to purchase from Sonesta the entities, or the Hotel Entities, that own the Royal Sonesta Hotel Boston, in Cambridge, Massachusetts, or the Cambridge Hotel, and lease the Royal Sonesta Hotel New Orleans, in New Orleans, Louisiana, or the New Orleans Hotel. At that time, the Cambridge Hotel and the New Orleans Hotel were owned or leased and operated by subsidiaries of what was then known as Sonesta International Hotels Corporation, or SNSTA. The Purchase Agreement was a component part of a transaction that involved the acquisition by merger, or the Merger, of all of SNSTA's shares by Sonesta pursuant to an agreement and plan of merger, or the Merger Agreement, which was entered into between Sonesta, Merger Sub and SNSTA on November 2, 2011.

        Subject to the terms and conditions of the Merger Agreement, on January 31, 2012, Merger Sub merged with and into SNSTA, and each outstanding share of SNSTA's common stock was converted into the right to receive $31.00 in cash, without interest and less any applicable withholding taxes. Pursuant to the Purchase Agreement, we advanced the approximately $150.5 million aggregate purchase price for the Hotel Entities to the Sellers for the purpose of the Sellers consummating the Merger under the Merger Agreement. The purchase price was reduced by the outstanding principal and accrued interest owed under a variable rate mortgage loan due in 2015 secured by the Cambridge Hotel, or the Cambridge Loan. We prepaid this mortgage loan, which had an outstanding principal balance of approximately $31.0 million, and unwound a related interest rate hedge agreement for $2.5 million on January 31, 2012. The terms of the Purchase Agreement required that, at the effective time of the Merger, Sonesta was capitalized with $25.0 million, at least half of which was represented by cash consideration for shares of SNSTA common stock. Under an equity commitment letter, SNSTA's stockholders provided equity funding of $12.5 million to facilitate the Merger.

        Pursuant to the Purchase Agreement, following the consummation of the Merger, Sonesta initiated a restructuring of SNSTA, which resulted in SNSTA owning equity interests of the Hotel Entities and certain related assets and the Hotel Entities owning only the real estate comprising the Cambridge Hotel and the leasehold for the New Orleans Hotel and related furniture, fixtures and equipment and certain other assets and in Sonesta or its subsidiaries (other than SNSTA and its subsidiary Hotel Entities) owning the other assets of SNSTA, including its management businesses and brands and assuming all liabilities of SNSTA, other than the liabilities associated with the Cambridge Loan, income taxes, taxes related to retained assets and certain payables and other liabilities. Pursuant to the Purchase Agreement, after giving effect to that restructuring, Sonesta then transferred to us all of the then issued and outstanding capital stock of SNSTA (which then owned the Hotel Entities, which in turn own or lease the Cambridge Hotel and the New Orleans Hotel), free and clear of any liens, encumbrances or other restrictions (other than the Cambridge Loan and certain other matters). We currently expect that Sonesta will retain the management business of SNSTA and that Sonesta and its Sonesta management team will be available to operate other of our hotels, including certain hotels we now own and we are considering rebranding and hotels we may selectively acquire in the future.

        Pursuant to the Purchase Agreement, on January 31, 2012, Sonesta entered hotel management agreements, or the Management Agreements, with subsidiaries of ours which provide for Sonesta to manage for us each of the Cambridge Hotel and the New Orleans Hotel. The Management Agreements provide that if gross revenues of a hotel, after payment of specified operating expenses and fees payable to Sonesta (other than the incentive fee described below, if applicable), are sufficient to do so, we are to be paid a fixed minimum return equal to 8% of our invested capital, as defined in the Management Agreements. We are to be paid an additional amount based upon the hotel's operating profit, as defined in the Management Agreements, after payment of Sonesta's incentive fee, if applicable. After payment of specified hotel operating expenses from the hotel's gross revenues, Sonesta is entitled to receive a base fee equal to 3% of gross revenues. Additionally, under the Management Agreement for the Cambridge Hotel, Sonesta is entitled to a reservation fee equal to 1.5% of gross room revenues, as defined in the Management Agreement for the Cambridge Hotel, a system fee for centralized services of 1.5% of gross revenues, a procurement and construction supervision fee in connection with renovations equal to 3% of third party costs, and an incentive fee equal to 20% of the hotel's operating profit after reimbursement to us and to Sonesta of certain advances. We expect that the reservation fee, system fee, procurement and construction supervision fee and incentive fee will be applicable to the Cambridge Hotel and to hotels that may in the future be managed for us by Sonesta or its affiliates, but that they will not be applicable to the New Orleans Hotel unless and until the lease of that hotel is modified. Also, we expect that the 3% base management fee will be applicable to full service hotels, such as the Cambridge Hotel and the New Orleans Hotel, and that a 5% base management fee would be applicable to limited service hotels that may in the future be managed for us by Sonesta or its affiliates.

        The Management Agreement for the Cambridge Hotel has an initial term of 25 years, and will be extended automatically for up to two successive 15 year renewal terms unless Sonesta elects not to renew the Management Agreement. The Management Agreement for the New Orleans Hotel will expire on January 31, 2024. We have the right to terminate the Management Agreements after three years without cause upon payment of a termination fee. We also have the right to terminate the Management Agreements without a termination fee if our minimum return is less than 6% of our invested capital during any three of four consecutive years. Both we and Sonesta have the right to terminate the Management Agreements upon a change of control, as defined in the Management Agreements, of the other party, and under certain other circumstances which, in the case of termination by Sonesta, may require the payment of a termination fee. Under each Management Agreement, the termination fee is an amount equal to the present value of the payments that would have been made to Sonesta between the date of termination and the scheduled expiration date of the agreement's current term as a base fee, (and for the Cambridge Hotel Management Agreement, a reservation fee, a system fee and an incentive fee), each as defined in the Management Agreement, if the agreement had not been terminated, calculated based upon the average of each of such fees earned in each of the three years ended prior to the date of termination and discounted at an annual rate equal to 8%.

        Routine property maintenance, which is expensed, will be an operating expense of the hotels and repairs and periodic renovations, which are capitalized, will be funded by us and added to our invested capital under the Management Agreements, except in the case of the New Orleans Hotel where capital expenditures are borne in large part by the lessor.

        The stockholders of Sonesta are Messrs. Barry Portnoy and Adam Portnoy, who are our Managing Trustees, and they also serve as directors of Sonesta. Our agreements with Sonesta include arbitration provisions for the resolution of certain disputes, claims and controversies. Additionally, Sonesta has entered into a management and shared services agreement with RMR.

        Our Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including TA, and Mr. Adam Portnoy serves as a managing trustee of some of those companies, but not TA. We understand that the other companies to which RMR provides management services also have certain other relationships with each other, including business and property management agreements and lease arrangements. In addition, officers of RMR serve as officers of those companies. Mr. Mark Kleifges, our Treasurer and Chief Financial Officer, is an officer of RMR and also serves as Treasurer and Chief Financial Officer of GOV, which is a company to which RMR provides management services. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        We, RMR, TA, CWH, SNH, GOV and Five Star each currently own approximately 14.29% of AIC, an Indiana insurance company. All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Trustees. The shareholders agreement that we, the other shareholders of AIC and AIC are party to includes arbitration provisions for the resolution of certain disputes, claims and controversies.

        As of February 29, 2012, we have invested $5.2 million in AIC since its formation in November 2008. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. For 2011, we recognized income of $139,000 related to our investment in AIC. In June 2010, we and the other shareholders of AIC purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. This program was modified and extended in June 2011 for a one year term. Our annual premium for this property insurance of approximately $5.8 million was paid in 2011. We are currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro-rata share of any profits of this insurance business.

        In connection with a shareholder derivative litigation on behalf of TA against members of TA's board of directors, us and RMR that TA settled in 2011, TA paid $119,000 to us and $51,000 to RMR pursuant to TA's indemnity obligations under its limited liability company agreement and its agreements with us and RMR.

        The foregoing descriptions of our agreements with RMR, TA, Sonesta and AIC are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2011. In addition, copies of certain of those agreements are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with RMR, TA, Sonesta and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, TA, Sonesta and AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with competitive advantages in operating and growing our business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Dr. Gans and Messrs. Harrington and Lamkin. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity that has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2011, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities were timely met.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Hospitality Properties Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8232. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

 OTHER MATTERS TO BE VOTED UPON

PROPOSAL 6
SHAREHOLDER PROPOSAL

        The following proposal was submitted by the California Public Employees' Retirement System, or CalPERS, whose address and share ownership we will provide promptly upon oral or written request.

        RESOLVED, that the shareowners of Hospitality Properties Trust ("Company") ask that the Company, in compliance with applicable law, take the steps necessary to reorganize the Board of Trustees into one class subject to election each year. The implementation of this proposal should not affect the unexpired terms of directors elected to the board at or prior to the 2012 annual meeting.

  Supporting Statement of the California Public Employees' Retirement System:

        We believe that the ability to elect directors is one of the most important rights of shareowners. As a trust fund with approximately 1.6 million participants, and as the owner of approximately 539,632 shares of the Company's common stock, the California Public Employees' Retirement System (CalPERS) thinks that directors should be accountable to shareowners on an annual basis. This is why we are sponsoring this proposal which, if implemented, would seek to reorganize the Board of Trustees of the Company so that each trustee stands before the shareowners for re-election each year. We hope to eliminate the Company's "classified board," whereby the trustees are divided into three classes, each serving a three year term. Under the current structure, shareowners can only vote on a portion of the Board at any given time.

        CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that when trustees are accountable for their actions, they perform better. A staggered board has been found to be one of six entrenching mechanisms that are negatively correlated with company performance. See "What Matters in Corporate Governance?" Lucian Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 03/2005). CalPERS also believes that shareowners are willing to pay a premium for corporations with excellent corporate governance. If the Company were to take the steps necessary to declassify its Board, it would be a strong statement that this Company is committed to good corporate governance and its long-term financial performance.

        We seek to improve that performance and ensure the Company's continued viability through this structural reorganization of the Board. If passed and implemented, shareowners might have the opportunity to register their views at each annual meeting—on performance of the Board as a whole and of each trustee as an individual.

        CalPERS urges you to join us in voting to declassify the election of trustees, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

  Our Statement in Opposition to proposal 6:

The CalPERS Proposal May Have Adverse
Financial Consequences to HPT

        According to independent analysis by SNL Financial, a leading provider of data concerning real estate securities, HPT provided a total return (dividends and share price appreciation) to shareholders in 2011 of positive +7.3% compared to the SNL US REIT Hotel Index of negative -13.1%. HPT is included in the S&P Mid-Cap Index; and our positive total returns to shareholders of +7.3% compares favorably to the negative returns produced by the securities in that index as a whole of negative -1.7%. CalPERS's statement in support of its proposal ignores these facts, but relies upon its "belief" that shareholders may pay a premium for companies that follow CalPERS's advice. In presenting its argument in support of its proposal, CalPERS ignores academic studies which demonstrate the benefits that classified boards may provide to shareholders of public companies, including increasing the independence of the board from management, lowering certain debt costs, increasing long term perspective and otherwise. (See Dong Chen, Classified Board, the Cost of Debt, and Firm Performance (Dec. 20, 2010), available at http://papers.ssrn.com/sol3/papers.cfm?abstract_id=1729472; Ahn, Goyal & Shrestha, The Differential Effects of Classified Boards on Firm Value (Jul. 2010), available at http://papers.ssrn.com/sol3/papers.cfm?abstract_id =1265078; Bates, Becher & Lemmon, Board Classification and Managerial Entrenchment: Evidence from the Market for Corporate Control (Sept. 2007), available at http://papers.ssrn.com/sol3/papers.cfm?abstract_id=923408).

        According to published reports, CalPERS has previously used its investment position to pressure the Hilton hotels chain to reach an agreement with a hotel workers union. (See article by Ed Mundel in Capital Community, the Newspaper of the California State Employees, Nov. 18. 2010, at B1, B5). We believe that the annual election of our entire Board will enhance the power of special interests, such as unions who seek to encourage union membership at hotels we own without regard to the financial consequences to other shareholders. A recent study has shown that this type of activism by CalPERS may be financially detrimental to shareholders. (See Brad M. Barber, Monitoring the Monitor, Evaluating CalPERS Activism (Nov. 2006), available at http://papers.ssrn.com/sol3 /papers.cfm?abstract_id=890321).

CalPERS's Own Governance Practices Cast Doubt
Upon The Motivation For Its Proposal

        Last September, 29 CalPERS Board members (including the current CalPERS Board President) and investment staff agreed to pay fines to settle charges that they failed to report gifts received from investment managers and consultants. (See Arleen Jacobius, 29 at CalPERS Settle Over Undisclosed Gifts, Pensions & Investments, Sept. 15, 2011). In March 2011, CalPERS announced that it had been cooperating in investigations by the California Attorney General's Office and the SEC regarding allegations of improper conduct by its former Chief Executive Officer and former Board Members in connection with "a $4 million consulting fee." (See CalPERS press release, CalPERS Assists in Medco Investigation, Mar. 4, 2011). These incidents are only two recent examples of what appear to be multiple and continuing problems of internal controls over governance matters at CalPERS. (See, e.g., Scoundrels and Pensions, Wall St. Journal, Oct. 13, 2010; Mary Walsh & Louise Storey, U.S. Inquiry Said to Focus on California Pension Fund, N.Y. Times, Jan. 7, 2011; Michael Hiltzik, Stench of CalPERS Financial Scandal Lingers, L.A.Times, Mar. 18, 2011). In these circumstances, we have serious concerns about CalPERS's credibility to suggest appropriate corporate governance practices and what CalPERS's motivation for the current proposal may be.

CalPERS's Approach To Corporate Governance
Simply Does Not Make Business Sense

        We believe that the annual election of 100% of public companies' boards will encourage short term thinking. Historically, annual director election campaigns have been used to pressure public companies to consider recapitalization plans using excessive debt and other short term actions which contribute to financial crises. A large number of legislatures that have considered this issue have determined that the general rule for public companies should be governance by boards with staggered terms; Maryland, where we are organized, and Massachusetts, where we are headquartered, have such laws. Indeed, the California legislature has mandated that CalPERS itself must have a governing board with staggered terms.

        Our business involves entering long term lease and management contracts with major hospitality companies such as Marriott International, InterContinental Hotels, Hyatt Hotels and TA. These long term contracts regularly require that we and our contract partners commit to multi-year, multi-million dollar projects. Our staggered Board helps ensure that the knowledge necessary to successfully implement these long term relationships will be present at the highest level of our Company. We believe that our strong corporate governance practices result from having qualified Board members willing to devote the time necessary to fully understand our business; and we believe that our ability to attract such qualified persons to make such a commitment to our Company is enhanced by having multi-year terms.

Our Board of Trustees Recommends That You Vote
Against CalPERS's Proposal

        You should be aware that CalPERS's proposal is nonbinding. If approved, this proposal would serve only as a recommendation to our Board. The affirmative vote of 75% of our outstanding common shares is required for the approval of this nonbinding shareholder proposal. Under Maryland law and our Declaration of Trust, the actions contemplated by this proposal would require an amendment to our Declaration of Trust, which must first be approved by at least two-thirds (2/3) of our Trustees and then approved by the affirmative vote of the holders of at least two-thirds (2/3) of the total number of our outstanding common shares at a subsequent shareholders' meeting. After careful consideration, our Nominating and Governance Committee (made up entirely of Independent Trustees) and our entire Board have come to the unanimous conclusions that CalPERS's proposed change to our Board structure would not be in HPT's best interests.

OTHER MATTERS

        At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

February 29, 2012

 IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll-Free at (877) 825-8971

 APPENDIX A

HOSPITALITY PROPERTIES TRUST
2012 EQUITY COMPENSATION PLAN

        Hospitality Properties Trust (the "Company") hereby adopts the Hospitality Properties Trust 2012 Equity Compensation Plan (the "Plan"); effective as of the Effective Date (as defined in Section VIII).

I.
PURPOSE

        The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected officers and Trustees of the Company, employees of the Manager, and others rendering valuable services to the Company, its subsidiaries or to the Manager, through grants of the Company's Shares.

II.
DEFINITIONS

        Terms that are capitalized in the text of the Plan have the meanings set forth below:

  (a)
  "Board" means the Board of Trustees of the Company.

  (b)
  "Company" means Hospitality Properties Trust, a Maryland real estate investment trust.

  (c)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (d)
  "Key Person" means an employee, consultant, advisor, Trustee, officer or other person providing services to the Company, to a subsidiary of the Company, or to the Manager.

  (e)
  "Manager" means a person or entity providing management or administrative services to the Company.

  (f)
  "Participant" means a person to whom Shares have been granted, or any other person who becomes owner of the shares by reason of such person's death or incapacity.

  (g)
  "Plan" means this Hospitality Properties Trust 2012 Equity Compensation Plan, as it may be amended from time to time.

  (h)
  "Securities Act" means the Securities Act of 1933, as amended.

  (i)
  "Share Agreement" means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

  (j)
  "Shares" means the Company's common shares of beneficial interest, par value $.01 per share.

  (k)
  "Trustee" means a member of the Board.

III.
SHARES SUBJECT TO THE PLAN

        Subject to the provisions of Article VII, the maximum number of Shares which may be granted under the Plan following the Effective Date is 3,000,000, subject to adjustment as set forth herein. If any Shares subject to an award under the Plan are forfeited, cancelled, repurchased or surrendered, the Shares with respect to such award shall, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the Plan.

        Subject to the terms of any Share Agreement, a holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine. Certificates representing Shares may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any. In addition, the Company may hold the certificates representing Shares pending lapse of any applicable vesting, forfeiture, repurchase, transfer or similar restrictions.

IV.
METHOD OF GRANTING SHARES

        Grants of Shares to any Key Person shall be made by action of the Board, which shall have the sole discretion to select persons to whom Shares are to be granted, the amount and timing of each such grant, the extent, if any, to which vesting restrictions or other conditions (which may include repurchase rights) shall apply to the award and all other terms and conditions of any award (which terms and conditions need not be the same as between recipients or awards). If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option and in its discretion without further notice to the Participant. No Trustee or officer of the Company may be granted more than 1,000,000 Shares under the Plan after the Effective Date. Nothing in this Section IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Section V.

V.
ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Board or, in the discretion of the Board, a committee designated by the Board and composed of at least two (2) members of the Board. All references in the Plan to the Board shall be understood to refer to such committee or the Board, whichever shall be administering the Plan from time to time. All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board in its sole discretion and the Board shall have the authority to do all things necessary to carry out the purposes of the Plan, and its determinations shall be final and binding upon all persons, including the Company and all Participants. Without limiting the generality of the foregoing, the Board is authorized to (i) adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement; (ii) make adjustments to awards in response to changes in applicable laws, regulations, or accounting principles; and (iii) prescribe, amend and rescind rules and regulations relating to the Plan. If it determines to do so, the Board may grant shares under this Plan which are not subject to vesting, forfeiture, repurchase and transfer restrictions.

        For so long as Section 16 of the Exchange Act is applicable to the Company, each member of any committee designated to administer the Plan shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and, in the event that the Board determines to grant awards under the Plan which constitute "qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), each member of any committee designated to administer the Plan shall qualify as an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder.

        With respect to persons subject to Section 16 of the Exchange Act ("Insiders") with respect to the Company, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.

VI.
ELIGIBLE PERSONS

        The persons eligible to receive grants of Shares shall be those persons selected by the Board in its discretion from among Key Persons who contribute to the business of the Company and its subsidiaries.

VII.
CHANGES IN CAPITAL STRUCTURE

        In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities), stock split or combination of shares (including a reverse stock split), conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, extraordinary cash dividend or other similar transaction or event, the Board shall make adjustments to the maximum number of Shares that may be issued under the Plan under Article III and Article IV and shall also make appropriate adjustments to the number and kind of shares of stock, securities or other property (including cash) subject to awards then outstanding under the Plan affected by such change and to the other terms and conditions of such awards. No fractional Shares shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

VIII.
EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN; EFFECT ON PRIOR PLANS

        The Plan shall be effective at the close of business on May 9, 2012 (the "Effective Date"), subject to its approval by the Company's shareholders. Shares may be granted under the Plan from time to time until the close of business on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan. The Board hereafter may at any time amend or terminate the terms of an award or the Plan in any respect, provided that (without limiting Article VII hereof) the Board may not, without the affected Participant's consent, amend or terminate the terms of an award or the Plan so as to affect adversely the Participant's rights under an outstanding award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by applicable law or listing requirement. Upon the approval of the Plan, no further awards shall be made under the Hospitality Properties Trust 2003 Incentive Share Award Plan or the Hospitality Properties Trust 1995 Incentive Share Award Plan (the "Prior Plans"). Awards granted under the Prior Plans before the Effective Date shall continue to be governed by the terms of the Prior Plans and any applicable Share Agreement.

IX.
MISCELLANEOUS

A.
Nonassignability of Shares. Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement or as may be permitted by the Board.

B.
No Guarantee of Employment. Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment or service of, or to continue to act as an officer or, Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Manager.

C.
Tax Withholding; Section 409A. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and as a condition to the receipt of any grant such a Participant shall agree that if the amount payable to him by the Company in the ordinary course is insufficient to pay such taxes, he or she shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations. It is intended that awards granted under the Plan be exempt from the application Section 409A of the Internal Revenue Code of 1986 and the Plan and such awards shall be construed in accordance with that intention.

  D.
  Conditions to Issuance. The issuance of Shares under the Plan is subject to compliance with (1) the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of Shares and (2) the listing rules of any stock exchange or national market system on which the Shares are listed.

  E.
  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

  F.
  Governing Law. The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed therein, without reference to the conflicts of law principles thereof.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 8, 2012. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 8, 2012. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Hospitality Properties Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Hospitality Properties Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. HOSPITALITY PROPERTIES TRUST TWO NEWTON PLACE 255 WASHINGTON STREET, SUITE 300 NEWTON, MA 02458 M41446_P20325 HOSPITALITY PROPERTIES TRUST Our Board of Trustees Recommends You Vote “FOR” the Nominees for Trustee in Proposals 1 and 2, “FOR” Proposals 3, 4 and 5 and “AGAINST” Proposal 6. 4. To approve a nonbinding advisory resolution on our executive compensation. 1. To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Group II. Against Withhold For Abstain Against For Nominee: Bruce M. Gans, M.D. Our Board recommends you vote FOR proposal 1. Our Board recommends you vote FOR proposal 4. 5. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. 2. To elect the nominee named in our proxy statement to our Board of Trustees as the Managing Trustee in Group II. Against Abstain For Against Withhold For Nominee: Adam D. Portnoy Our Board recommends you vote FOR proposal 5. Our Board recommends you vote FOR proposal 2. For Against Abstain 6. To consider and vote upon a shareholder proposal if properly presented at the meeting. 3. To approve the adoption of the Hospitality Properties Trust 2012 Equity Compensation Plan. Against For Abstain Our Board recommends you vote AGAINST proposal 6. Our Board recommends you vote FOR proposal 3. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES FOR TRUSTEE IN PROPOSALS 1 AND 2, “FOR” PROPOSALS 3, 4 AND 5 AND “AGAINST” PROPOSAL 6. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. ! For address changes, please check this box and write them on the back where indicated. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.)

HOSPITALITY PROPERTIES TRUST ANNUAL MEETING OF SHAREHOLDERS May 9, 2012, 9:30 a.m. Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Directions to Two Newton Place, 255 Washington Street, Suite 100, Newton, MA From the East: Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the right lane and bear to your right toward Galen Street in Watertown. Two Newton Place will be on your right. Public parking is available nearby. From the West: Take the Massachusetts Turnpike (I-90) East to Exit 17 (Newton/Watertown). After exiting, continue straight toward Washington Street. After the second set of lights, bear left onto Washington Street, cross over I-90 to continue straight toward Galen Street in Watertown. Two Newton Place will be on your right. Public parking is available nearby. M41447_P20325 HOSPITALITY PROPERTIES TRUST Two Newton Place, 255 Washington Street, Suite 300 Newton, MA 02458-2076 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Hospitality Properties Trust annual meeting of shareholders, including our annual report and proxy statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Trustees of Hospitality Properties Trust. The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust, or the company, hereby appoints Barry M. Portnoy, Jennifer B. Clark and John G. Murray, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on May 9, 2012, at 9:30 a.m. local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSALS 1 AND 2, "FOR" PROPOSALS 3, 4 AND 5 AND "AGAINST" PROPOSAL 6. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. Proxy Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.)

QuickLinks

INTRODUCTION
PROPOSALS 1 AND 2 ELECTION OF TRUSTEES
PROPOSAL 3 ADOPTION OF THE HOSPITALITY PROPERTIES TRUST 2012 EQUITY COMPENSATION PLAN
PROPOSAL 4 ADVISORY APPROVAL RELATING TO EXECUTIVE COMPENSATION
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2011, 2010 AND 2009
GRANTS OF PLAN BASED AWARDS FOR 2011
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2011
STOCK VESTED FOR 2011
TRUSTEE COMPENSATION FOR 2011
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS TO BE VOTED UPON PROPOSAL 6 SHAREHOLDER PROPOSAL
The CalPERS Proposal May Have Adverse Financial Consequences to HPT
CalPERS's Own Governance Practices Cast Doubt Upon The Motivation For Its Proposal
CalPERS's Approach To Corporate Governance Simply Does Not Make Business Sense
Our Board of Trustees Recommends That You Vote Against CalPERS's Proposal
OTHER MATTERS
IMPORTANT
APPENDIX A HOSPITALITY PROPERTIES TRUST 2012 EQUITY COMPENSATION PLAN